Chanticleer Holdings Reports Fourth Quarter Revenue Growth of 47%

Full Year System-wide store count increases from 26 to 62

4Q Restaurant EBITDA grows 10X

4Q Adjusted EBITDA improves 71%

CHARLOTTE, NC – March 31, 2016 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the fourth quarter and year ended December 31, 2015.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “Chanticleer posted strong fourth quarter revenue and EBITDA growth as contributions from our recent Better Burger acquisitions are starting to drive results. During 2015, we completed the acquisition of BGR: The Burger Joint; BT’s Burger Joint and Little Big Burger.”

“As we close 2015 and look to the future, our growth will be focused on our Better Burger and Just Fresh concepts, particularly targeting the Little Big Burger brand in the Pacific Northwest and our BGR brand, where we generate high returns and have a robust pipeline of company and franchise opportunities. With our Hooters business, we intend to focus on operational improvement and driving cash flow from existing stores.

“With our Better Burger acquisitions complete, we are squarely focused on organic growth and driving improved efficiency and profitability from all our brands.”

Fourth Quarter Revenue Increases 47%; Adjusted EBITDA improves 71%

Total revenue was $12.7 million, a 47% increase as compared to revenue of $8.6 million in the same prior year quarter. On a sequential basis, fourth quarter revenues increased 23% compared $10.3 million for the third quarter of 2015 as Little Big Burger began to contribute.

Restaurant revenues increased 46% to $12.1 million for the quarter ended December 31, 2015 as compared with the same quarter last year. Revenues increased from growth in store count and favorable same store sales, partially offset by lower revenues from Australia and foreign currency translation. Same store sales improved 9.1% in the Better Burger category, 4.2% in the Just Fresh business, and 2.4% in the domestic Hooters business, while the Company’s international Hooters business declined largely due to currency translation.

Chanticleer reported a loss from continuing operations of $1.7 million in the fourth quarter of 2015 as compared to a loss from continuing operations of $2.0 million in the fourth quarter of fiscal 2014. Chanticleer recorded a net loss of $2.6 million, or $0.12 per basic and diluted share in the fourth quarter of fiscal 2015, compared with a net loss of $3.2 million or $0.32 per basic and diluted share, in the fourth quarter of fiscal 2014.

Non-GAAP Adjusted EBITDA was a loss of $380 thousand for the quarter compared to a loss of $1.3 million in the fourth quarter of 2014. Approximately $270 thousand of the fourth quarter 2015 adjusted EBITDA loss is attributable to losses from the Company’s Australia operations in the quarter. Non-GAAP Restaurant EBITDA was $849 thousand for the quarter compared to $86 thousand in the fourth quarter of 2014.

Full Year Revenue Increases 42%; Adjusted EBITDA improves 18%

Total revenue for the year ended December 31, 2015 increased 42% to $42.4 million as compared to $29.8 million in the prior year and restaurant revenue increased 43% to $41.0 million for 2015.

The Company recorded a loss from continuing operations of $14.5 million or a loss of $0.86 per share in 2015 as compared to a net loss from continuing operations of $5.7 million, or $0.87 per share in 2014. 2015 included a non-cash asset impairment charge of $4.5 million related to the reorganization of operations at the Company’s Australia stores and $1.2 million in non-recurring transaction-related expenses. Chanticleer reported an adjusted EBITDA loss of $2.7 million in 2015 as compared to an adjusted EBITDA loss of $3.3 million in 2014.

Mike Pruitt continued, “2015 was a transformative year for our Company, with the completion of our three better burger acquisitions, which added 36 locations for a total of 62 locations at year end and refocused our business model to take advantage of consumer loyalty to smaller regional players while also maintaining our involvement with the iconic Hooters brand.

“As a result, revenue mix has shifted so that the better burger fast casual segment now represents 55% of our revenue, up from 22% last year. Hooters remains an important part of our strategy, and we’re pleased with the initial success we’ve seen from the diversification of our restaurant offerings. We believe our restaurant portfolio of better burger fast casual, Just Fresh fast casual and Hooters full service position us well to capture a wide range of customers in a broad range of geographies.”

Mr. Pruitt concluded, “We are very focused on driving our growth and have several strategic initiatives underway to provide non-dilutive capital to support this growth. We have retained a United Kingdom investment bank for an up to £10 million bond offering in the UK, which we expect to close in the second quarter. The bond offering proceeds would be used to refinance certain of our existing higher interest rate notes payable and convertible debts, as well as to provide additional working capital for the opening of new restaurant locations and for general corporate purposes. Furthermore, we have entered into a letter of intent with a U.S. investment bank for up to $10 million in capital under the U.S. Government’s EB-5 program, to be used specifically for the opening of new restaurants and the creation of new jobs in certain qualified geographic regions. We have received approval for several potential sites and we expect to complete our first EB-5 funding transaction in mid-2016. Finally, we recently entered into a letter of intent directly with a U.S. investor to fully fund the opening of up to ten Little Big Burger restaurants in the Seattle area.”

Conference Call

The Company will hold a conference call tomorrow, Friday, April 1, 2016 at 11:00 a.m. Eastern Time, to discuss the results of its fourth quarter and year ended December 31, 2015.

To access the call, dial (877) 407-8133 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8040. A slide presentation will accompany the conference call. To access the slide presentation, log onto the Chanticleer website at http://ir.stockpr.com/chanticleerholdings/overview.

A replay of the teleconference will be available until May 1, 2016 and may be accessed by dialing (877) 660-6853. International callers may dial (201) 612-7415. Callers should use conference ID: 13633829.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction-related expenses, change in fair value of derivative liability and other income and expenses. In addition, Restaurant EBITDA also excludes management fee income and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR the Burger Joint, BT’s Burger Joint, Little Big Burger and Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this Annual Report are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words. You should be aware that those statements reflect only the Company’s predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind when reading this Annual Report and not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to:

●	Operating losses may continue for the foreseeable future; we may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	Inherent risks associated with acquiring and starting new restaurant concepts and store locations;

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	We do not have full operational control over the businesses of our franchise partners or operations where we hold less 100% ownership;

●	Failure to protect our intellectual property rights, including the brand image of our restaurants;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations and currency fluctuations;

●	Unusual expenses associated with our expansion into international markets;

●	The risks associated with leasing space subject to long-term non-cancelable leases;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Negative publicity about the ingredients we use or the potential occurrence of food-borne illnesses or other problems at our restaurants;

●	Breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events.

You should also consider carefully the Risk Factors contained in Item 1A of Part I of our Annual Report, which address additional factors that could cause its actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect the Company’s business, operating results and financial condition. The risks discussed in the Annual Report are factors that, individually or in the aggregate, the Company believes could cause its actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

The forward-looking statements are based on information available to the Company as of the date hereof, and, except to the extent required by federal securities laws, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further information on our business, including important factors which could affect actual results are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended		Years Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue:
Restaurant sales, net	$12,103,144	$8,279,748	$41,010,680	$28,745,258
Gaming income, net	119,871	160,297	472,752	432,688
Management fee income - non-affiliates	349,829	197,495	553,953	665,488
Franchise income	88,476	-	359,424	-
Total revenue	12,661,320	8,637,540	42,396,809	29,843,434
Expenses:
Restaurant cost of sales	4,098,975	2,837,232	14,036,165	9,934,532
Restaurant operating expenses	7,363,550	5,516,951	24,815,221	17,363,743
Restaurant pre-opening and closing expenses	24,453	201,465	763,948	524,739
General and administrative expenses	1,758,836	1,689,591	7,415,381	5,976,870
Asset impairment charge	-	-	4,489,043	-
Depreciation and amortization	1,159,712	425,770	2,364,967	1,587,858
Total expenses	14,405,526	10,671,009	53,884,725	35,387,742
Loss from continuing operations	(1,744,206)	(2,033,469)	(11,487,916)	(5,544,308)
Other (expense) income
Interest expense	(733,896)	(1,012,165)	(3,470,451)	(2,280,921)
Change in fair value of derivative liabilities	35,453	302,400	868,592	1,227,600
Loss on extinguishment of debt	-	-	(315,923)	-
Realized (loss) gain on securities	(169,639)	-	(169,639)	101,472
Equity in losses of investments	-	-	-	(40,694)
Other income (expense)	218,848	(111,968)	253,912	334,477
Total other (expense) income	(649,234)	(821,733)	(2,833,509)	(658,066)
Loss from continuing operations before income taxes	(2,393,440)	(2,855,202)	(14,321,425)	(6,202,374)
Income tax benefit (expense)	(217,866)	449,266	(187,568)	476,501
Loss from continuing operations	(2,611,306)	(2,405,936)	(14,508,993)	(5,725,873)
Gain (loss) from discontinued operations, net of taxes	53,161	(759,764)	53,350	(920,960)
Consolidated net loss	(2,558,145)	(3,165,700)	(14,455,643)	(6,646,833)
Less: Net loss (income) attributable to non-controlling interest	152,547	175,144	2,319,117	243,462
Net loss attributable to Chanticleer Holdings, Inc.	$(2,405,598)	$(2,990,556)	$(12,136,526)	$(6,403,371)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(2,458,759)	$(2,230,792)	$(12,189,876)	$(5,482,411)
Gain (loss) from discontinued operations	53,161	(759,764)	53,350	(920,960)
Net loss attributable to Chanticleer Holdings, Inc.	$(2,405,598)	$(2,990,556)	$(12,136,526)	$(6,403,371)

Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	$-	$(208,219)	$(4,039)	$(223,746)
Foreign currency translation (loss) gain	501,198	(1,574,177)	(963,528)	(1,345,793)
Total other comprehensive loss	501,198	(1,782,396)	(967,567)	(1,569,539)
Comprehensive loss	$(1,904,400)	$(4,772,952)	$(13,104,093)	$(7,972,910)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common stockholders, basic and diluted	$(0.12)	$(0.32)	$(0.86)	$(0.87)
Discontinued operations attributable to common stockholders, basic and diluted	$0.00	$(0.11)	$0.00	$(0.15)
Weighted average shares outstanding, basic and diluted	21,337,247	7,069,300	14,245,437	6,332,843

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$1,527,886	$245,828
Accounts and other receivables	882,263	313,509
Inventories	726,624	532,803
Due from related parties	45,615	46,015
Prepaid expenses and other current assets	636,188	330,745
TOTAL CURRENT ASSETS	3,818,576	1,468,900
Property and equipment, net	16,641,232	13,315,409
Goodwill	12,702,139	15,617,308
Intangible assets, net	7,282,074	3,396,503
Investments at fair value	31,322	35,362
Other investments	1,050,000	1,550,000
Deposits and other assets	679,863	408,492
TOTAL ASSETS	$42,205,206	$35,791,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,505,265	$5,580,131
Current maturities of long-term debt and notes payable	5,383,002	1,813,647
Current maturities of convertible notes payable, net of debt discount of $914,724 and $63,730, respectively	2,810,276	436,270
Current maturities of capital leases payable	39,303	42,032
Due to related parties	403,742	1,299,083
Deferred rent	683,793	118,986
Derivative liabilities	1,231,608	1,945,200
Liabilities of discontinued operations	124,043	177,393
TOTAL CURRENT LIABILITIES	16,181,032	11,412,742
Long-term debt, less current maturities, net of debt discount of $171,868 and $343,733, respectively	1,098,641	5,009,283
Convertible notes payable, net of debt discount of $0 and $1,872,587, respectively	-	1,477,413
Capital leases payable, less current maturities	15,969	36,628
Deferred rent	1,798,660	2,196,523
Deferred tax liabilities	1,353,771	686,884
TOTAL LIABILITIES	20,448,073	20,819,473

Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; none issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 21,337,247 and 7,249,442 shares, respectively	2,134	725
Additional paid in capital	55,365,597	32,601,400
Accumulated other comprehensive loss	(987,695)	(1,657,908)
Non-controlling interest	389,810	4,904,471
Accumulated deficit	(33,012,713)	(20,876,187)
TOTAL STOCKHOLDERS’ EQUITY	21,757,133	14,972,501
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,205,206	$35,791,974

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Loss from continuing operations	$(2,611,306)	$(2,405,936)	$(14,508,993)	$(5,725,873)
Interest expense	733,896	1,012,165	3,470,451	2,280,921
Income tax	217,866	(449,266)	187,568	(476,501)
Depreciation and amortization	1,159,712	425,770	2,364,967	1,587,858
EBITDA	$(499,832)	$(1,417,267)	$(8,486,007)	$(2,333,595)
Restaurant pre-opening and closing expenses	24,453	201,465	763,948	524,739
Change in fair value of derivative liabilities	(35,453)	(302,400)	(868,592)	(1,227,600)
Loss on extinguishment of debt	-	-	315,923	-
Realized (loss) gains on securities	169,639	-	169,639	(101,472)
Equity in losses of investments	-	-	-	40,694
Asset impairment charge	-	-	4,489,043	-
Transaction-related expenses	179,670	83,881	1,196,179	168,828
Other income	(218,848)	111,968	(253,912)	(334,477)
Adjusted EBITDA	$(380,371)	$(1,322,353)	$(2,673,779)	$(3,262,883)
General and administrative expenses	1,579,166	1,605,710	6,219,202	5,808,042
Management fee revenue	(349,829)	(197,495)	(553,953)	(665,488)
Restaurant EBITDA	$848,966	$85,862	$2,991,470	$1,879,671